Exhibit 5.1

HUNTON & WILLIAMS LLP
1111 BRICKELL AVENUE
SUITE 2500
MIAMI, FLORIDA 33131

TEL 305 • 810 • 2500
FAX 305 • 810 • 2460

FILE NO: 53269.27

May 8, 2013

Ocwen Financial Corporation
2002 Summit Boulevard, Sixth Floor
Atlanta, Georgia 30319

          Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special Florida counsel to Ocwen Financial Corporation, a Florida corporation (the “Company”), for the purpose of providing this opinion in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of the resale by the selling stockholders named under the section heading “Selling Stockholders” in the Registration Statement, as it may be amended from time to time, of 162,000 shares of series A perpetual convertible preferred stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company plus such additional number of shares of Series A Preferred Stock issued to the selling stockholders in respect of paid-in-kind dividends in accordance with the terms of the Series A Preferred Stock, and shares of common stock, par value $0.01 per share (the “Common Shares”), of the Company issuable upon the conversion of such shares of Series A Preferred Stock if and to the extent that the selling stockholders convert their Series A Preferred Stock to shares of common stock of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

          (a)     the Registration Statement, including the prospectus forming a part thereof, in the form to be filed with the Commission;

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

Ocwen Financial Corporation
May 8, 2013

          (b)     the Company’s Articles of Incorporation, as amended and restated and in effect on the date hereof (the “Articles of Incorporation”), certified by the Florida Secretary of State;

          (c)     the Bylaws of the Company, as amended and restated on July 27, 2011, as certified by the Secretary of the Company on the date hereof;

          (d)     the resolutions adopted by the Board of Directors of the Company on October 2, 2012;

          (e)     a good standing certificate for the Company, dated May 6, 2013, issued by the Florida Secretary of State; and

          (f)     such other documents, corporate proceedings and matters as we have considered relevant or necessary to the rendering of the opinions expressed below.

          For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof and (iii) the genuineness of all signatures.

          Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that: (a) the shares of Series A Preferred Stock issued to the selling stockholders have been duly authorized by the Company and are legally issued, fully paid and nonassessable, and (b) the issuance of the Common Shares upon conversion by the selling stockholders of their Series A Preferred Stock in accordance with the Company’s Articles of Incorporation has been duly authorized and, if and when issued in accordance therewith, the Common Shares will be validly issued, fully paid and nonassessable.

          In expressing the opinions set forth above, we have assumed that upon issuance of the Common Shares, the total number of shares of common stock of the Company issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Articles of Incorporation.

          We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Ocwen Financial Corporation
May 8, 2013

          This opinion is given as of the date hereof, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention. This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is being delivered and should be understood with reference to customary practice. We do not purport to express an opinion on any laws other than the laws of the State of Florida.

Very truly yours,

/s/ Hunton & Williams LLP

Hunton & Williams LLP

04243/14076